EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                       CLEAR CHANNEL COMMUNICATIONS, INC.,

                                 CCMM SUB, INC.

                                       and

                            THE ACKERLEY GROUP, INC.

                           Dated as of October 5, 2001



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                                TABLE OF CONTENTS
                                                                          PAGE


ARTICLE I THE MERGER  2
   SECTION 1.1.       The Merger............................................2
   SECTION 1.2.       Closing...............................................2
   SECTION 1.3.       Effective Time........................................2
   SECTION 1.4.       Effects of the Merger.................................2
   SECTION 1.5.       Certificate of Incorporation and Bylaws of the
                      Surviving Corporation.................................2
   SECTION 1.6.       Directors.............................................3
   SECTION 1.7.       Officers..............................................3

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL  STOCK OF THE  CONSTITUENT
                      CORPORATIONS;  EXCHANGE OF CERTIFICATES...............3
   SECTION 2.1.       Capital Stock of Merger Sub...........................3
   SECTION 2.2.       Cancellation of Treasury Stock and
                      Parent Owned Stock....................................3
   SECTION 2.3.       Conversion of Company Common Stock....................3
   SECTION 2.4.       Exchange of Certificates..............................4
   SECTION 2.5.       Stock Transfer Books..................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY.......................7
   SECTION 3.1.       Organization, Qualification, Etc......................7
   SECTION 3.2.       Capital Stock.........................................9
   SECTION 3.3.       Corporate Authority Relative to this Agreement;
                      No Violation..........................................9
   SECTION 3.4.       Reports and Financial Statements.....................10
   SECTION 3.5.       No Undisclosed Liabilities...........................11
   SECTION 3.6.       No Violation of Law..................................11
   SECTION 3.7.       Environmental Laws and Regulations...................11
   SECTION 3.8.       No Undisclosed Employee Benefit Plan Liabilities
                      or Severance Arrangements............................12
   SECTION 3.9.       Absence of Certain Changes or Events.................15
   SECTION 3.10.      Investigations; Litigation...........................15
   SECTION 3.11.      Proxy Statement; Registration Statement;
                      Other Information....................................15
   SECTION 3.12.      Tax Matters..........................................15
   SECTION 3.13.      Opinion of Financial Advisor.........................16
   SECTION 3.14.      Required Vote of Company Stockholders................17
   SECTION 3.15.      Insurance............................................17
   SECTION 3.16.      Real Property; Title; Valid Leasehold Interests......17
   SECTION 3.17.      Collective Bargaining Agreements and Labor...........17
   SECTION 3.18.      Material Contracts...................................18
   SECTION 3.19.      Takeover Statute.....................................18
   SECTION 3.20.      Transactions With Affiliates.........................18
   SECTION 3.21.      Intellectual Property................................18
   SECTION 3.22.      Company FCC Licenses; Operation of Company Licensed
                      Facilities...........................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.........21
   SECTION 4.1.       Organization, Qualification, Etc.....................21
   SECTION 4.2.       Capital Stock........................................22
   SECTION 4.3.       Corporate Authority Relative to This Agreement;
                      No Violation.........................................23
   SECTION 4.4.       Reports and Financial Statements.....................23
   SECTION 4.5.       No Undisclosed Liabilities...........................24
   SECTION 4.6.       No Violation of Law..................................24
   SECTION 4.7.       Environmental Laws and Regulations...................24
   SECTION 4.8.       Absence of Certain Changes or Events.................25
   SECTION 4.9.       Investigations; Litigation...........................25
   SECTION 4.10.      Proxy Statement; Registration Statement; Other
                      Information..........................................25
   SECTION 4.11.      Tax Matters..........................................26

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS........................27
   SECTION 5.1.       Conduct of Business by Company or Parent.............27
   SECTION 5.2.       Proxy Material; Registration Statement...............29
   SECTION 5.3.       Stockholders' Meeting................................31
   SECTION 5.4.       Approvals and Consents; Cooperation..................31
   SECTION 5.5.       Access to Information; Confidentiality...............32
   SECTION 5.6.       Affiliates...........................................32
   SECTION 5.7.       Rights Under Stock Plans.............................33
   SECTION 5.8.       Filings; Other Action................................34
   SECTION 5.9.       Further Assurances...................................37
   SECTION 5.10.      No Solicitation......................................37
   SECTION 5.11.      Director and Officer Liability.......................39
   SECTION 5.12.      Accountants' "Comfort" Letters.......................41
   SECTION 5.13.      Additional Reports...................................41
   SECTION 5.14.      Plan of Reorganization...............................42
   SECTION 5.15.      Conveyance Taxes; Fees...............................42
   SECTION 5.16.      Public Announcements.................................42
   SECTION 5.17.      Employee Benefits....................................42
   SECTION 5.18.      Transaction Expenses and Termination Fee.............43

ARTICLE VI CONDITIONS TO THE MERGER........................................44
   SECTION 6.1.       Conditions to the Obligations of each Party..........44
   SECTION 6.2.       Conditions to the Obligations of Parent and Merger
                      Sub..................................................45
   SECTION 6.3.       Conditions to the Obligations of Company.............46

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................46
   SECTION 7.1.       Termination or Abandonment...........................46
   SECTION 7.2.       Effect of Termination................................48

ARTICLE VIII GENERAL PROVISIONS............................................49
   SECTION 8.1.       Nonsurvival of Representations and Warranties;
                      Survival of Certain Covenants........................49
   SECTION 8.2.       Notices..............................................49
   SECTION 8.3.       Counterparts.........................................50
   SECTION 8.4.       Entire Agreement; No Third-Party Beneficiaries.......50
   SECTION 8.5.       Assignment...........................................50
   SECTION 8.6.       Governing Law........................................50
   SECTION 8.7.       Enforcement..........................................51
   SECTION 8.8.       Severability.........................................51
   SECTION 8.9.       Headings.............................................51
   SECTION 8.10.      Finders or Brokers...................................51
   SECTION 8.11.      Amendment............................................51
   SECTION 8.12.      Extension; Waiver....................................52
   SECTION 8.13.      Procedure for Termination, Amendment, Extension or
                      Waiver...............................................52




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                             INDEX OF DEFINED TERMS


Term                                                          Defined in Section
----                                                          ------------------
Acquisition Proposal.....................................................5.10(a)
Affiliate....................................................................3.1
Agreement...............................................................Preamble
Antitrust Divestiture  Condition..........................................5.8(b)
Benefit  Plan.............................................................3.8(a)
Business  Combination....................................................5.10(c)
Certificate of  Merger.......................................................1.3
Certificates..............................................................2.4(b)
Closing  Date................................................................1.2
Code................................................................ ...Preamble
Communications  Act..........................................................3.3
Company.............................................................. ..Preamble
Company Board  Recommendation................................................5.3
Company Certificate of  Incorporation.....................................1.5(a)
Company Class B  Stock..................................................Preamble
Company Common  Stock...................................................Preamble
Company Disclosure  Letter..............................Article III Introduction
Company  Group...........................................................3.12(a)
Company FCC Licenses.....................................................3.22(a)
Company Filed SEC  Reports...................................................3.5
Company Licensed  Facility...............................................3.22(a)
Company LMA  Facility....................................................3.22(b)
Company LMA Facility FCC  Licenses.......................................3.22(b)
Company Material  Contracts..............................................3.18(a)
Company Ordinary Common  Stock..........................................Preamble
Company  Representatives.................................................5.10(a)
Company SEC  Reports.........................................................3.4
Company Special  Meeting.....................................................5.3
Company Stockholder  Approval................................................5.3
Confidentiality  Agreement...................................................5.5
Conversion  Ratio............................................................2.3
Conveyance  Taxes...........................................................5.15
Current  Employees..........................................................5.17
DGCL.........................................................................1.1
Effective  Time..............................................................1.3
Employee  ................................................................3.8(a)
Employee Stock Option  Plan...............................................3.2(a)
Environmental  Laws.......................................................3.7(a)
ERISA....................................................................3.8(a)
ERISA  Affiliate..........................................................3.8(c)
ESPP.....................................................................3.2(c)
Exchange  Act................................................................3.3
Exchange  Agent...........................................................2.4(a)
Exchange  Fund............................................................2.4(a)
FCC.........................................................................3.3
FCC Divestiture  Condition................................................5.8(c)
GAAP.........................................................................3.4
Government Antitrust  Entity..............................................5.8(b)
Governmental  Entity......................................................6.1(c)
HSR  Act.....................................................................3.3
Indemnifiable  Claim.....................................................5.11(b)
Indemnitees..............................................................5.11(b)
Indemnitee  Costs........................................................5.11(b)
Indemnitee  Expenses.....................................................5.11(b)
Indemnity  Agreement.....................................................5.11(a)
Initial  Period..............................................................7.1
Intellectual  Property...................................................3.21(g)
interested  stockholder..................................................5.10(c)
Jacor.....................................................................4.2(j)
Knowledge.................................................................3.7(b)
Liens........................................................................3.1
Material Adverse  Effect.....................................................3.1
Material  Subsidiary.....................................................5.10(a)
Merger..................................................................Preamble
Merger  Consideration........................................................2.3
Merger  Sub.............................................................Preamble
NYSE..................................................................5.4(a)(ii)
Option....................................................................5.7(a)
Parent..................................................................Preamble
Parent Common  Stock....................................................Preamble
Parent Disclosure  Letter................................Article IV Introduction
Parent Filed SEC  Reports....................................................4.5
Parent  Group............................................................4.11(a)
Parent Preferred  Stock......................................................4.2
Parent SEC  Reports..........................................................4.4
Pension  Plan.............................................................3.8(b)
person....................................................................2.4(j)
Plans.....................................................................3.8(b)
Proxy  Statement..........................................................5.2(a)
Purchase  Date............................................................5.7(c)
Registration  Statement...................................................5.2(a)
SEC..........................................................................3.4
Securities  Act..............................................................3.1
Significant  Subsidiary......................................................3.1
Subsidiary..................................................................3.1
Superior  Proposal.......................................................5.10(a)
Surviving  Corporation.......................................................1.1
Taxes....................................................................3.12(a)
Tax  Returns.............................................................3.12(a)
Termination  Fee.........................................................5.18(c)
Transaction  Expenses....................................................5.18(b)
Voting Agreements............................................... .......Preamble

                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER, dated October 5, 2001, is entered into by and among Clear Channel Communications, Inc., a Texas corporation ("Parent"), CCMM Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and The Ackerley Group, Inc., a Delaware corporation ("Company").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company have approved the acquisition of Company by Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "Agreement");

     WHEREAS,  the  respective  Boards of  Directors  of Parent,  Merger Sub and
Company have approved the merger of Merger Sub with and into Company as set forth below (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of Company ("Company Ordinary Common Stock") and each issued and outstanding share of Class B common stock, par value $0.01 per share, of Company ("Company Class B Stock" and, together with Company Ordinary Common Stock, "Company Common Stock"), other than shares owned directly or indirectly by Parent, Merger Sub or Company, will be converted into shares of common stock, par value $0.10 per share, of Parent ("Parent Common Stock") in accordance with the provisions of Article II of this Agreement;

     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and certain stockholders of Company are entering into voting agreements dated as of the date of this Agreement (collectively, the "Voting Agreements") pursuant to which each such stockholder has agreed to, among other things, (a) vote all the shares of Company Ordinary Common Stock held by it in favor of the proposal to approve and adopt this Agreement and the Merger and (b) in lieu of any damages to be paid by a stockholder to Parent, the payment to Parent of a specified amount in connection with the consummation of certain alternative transactions to the Merger;

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Merger Sub is a direct, wholly-owned subsidiary of Parent formed solely for the purpose of effecting the Merger and will conduct no activity and incur no liability or obligation other than as contemplated by this Agreement; and

     WHEREAS,   Parent,   Merger  Sub  and  Company   desire  to  make   certain
representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and Company hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law (the "DGCL"), Merger Sub will be merged with and into Company at the Effective Time of the Merger. Following the Merger, the separate corporate existence of Merger Sub will cease, and Company will continue as the surviving corporation (the "Surviving Corporation") and will succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

SECTION 1.2 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties which will be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (the "Closing Date") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties hereto.

SECTION 1.3 Effective Time. On the Closing Date, the parties will execute and file in the office of the Secretary of State of Delaware a certificate of merger (a "Certificate of Merger") executed in accordance with the DGCL and will make all other filings or recordings, if any, required under DGCL. The Merger will become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "Effective Time").

SECTION 1.4 Effects of the Merger. The Merger will have the effects set forth in the DGCL.

SECTION  1.5   Certificate  of   Incorporation   and  Bylaws  of  the  Surviving
Corporation.

     (a) Certificate of Incorporation. The Fourth Restated Certificate of Incorporation of Company (the "Company Certificate of Incorporation") as in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

     (b) Bylaws. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the Bylaws of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

SECTION 1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.7 Officers. The officers of Company immediately prior to the Effective Time will become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2. 1Capital Stock of Merger Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and such converted shares, collectively, will represent all of the issued and outstanding capital stock of the Surviving Corporation.

SECTION 2.2 Cancellation of Treasury Stock and Parent Owned Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and held, immediately prior to the Effective Time, in Company's treasury or by any of Company's direct or indirect wholly-owned subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

SECTION 2.3   Conversion of Company Common Stock

     (a) Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, subject to this Section 2.3 and Section 2.4(f), each share of Company Ordinary Common Stock and each share of Company Class B Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.2) will be converted into the right to receive 0.35 (the "Conversion Ratio") duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock (together with the amount of cash in lieu of fractional shares payable pursuant to Section 2.4(f), the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock will have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Conversion Ratio will be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. As of the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and retired  and will  cease  to  exist,  and  each  holder  of a  certificate  or a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

SECTION 2.4   Exchange of Certificates.

     (a) Exchange Agent. From and after the Effective Time, Parent will make available to a bank or trust company designated by Parent and reasonably satisfactory to Company (the "Exchange Agent"), for the benefit of the holders of Company Common Stock for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to Section 2.3 and an amount of cash payable to the holders of Company Common Stock pursuant to Section 2.4(d) and Section 2.4(f) (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash in lieu of fractional shares as contemplated by Section 2.4(f), being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 2.3, together with any dividends or distributions with respect thereto, and the cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.4(f) hereof out of the Exchange Fund. Except as contemplated by Section 2.4(g) hereof, the Exchange Fund will not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal (which will be in customary form and will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock, together with any dividends or distributions with respect thereto or cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) hereof.

     (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder's shares of Company Common Stock have been converted into pursuant to this Article II (and any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d)), and the Certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of Company, shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.4(d) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d).

     (d) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares will be paid to any such holder pursuant to
Section 2.4(f), until the holder of such Certificate surrenders such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

     (e) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including cash paid pursuant to Section 2.4(d) or Section 2.4(f)) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (f) No Fractional Shares.

          (i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) In lieu of the issuance of certificates or scrip representing fractional shares of Parent Common Stock, Parent will pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the average of the closing prices for a share of Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in THE WALL STREET JOURNAL, or, if not reported thereby, any other authoritative source) for the five trading days immediately preceding the Closing Date.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.4(d).

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of Company Common Stock for nine months after the Effective Time will be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II will thereafter look only to Parent for the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.4(f) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.4(d).

     (h) No Liability. None of the Exchange Agent, Parent nor the Surviving Corporation will be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

     (i) Withholding Rights. Each of the Surviving Corporation and Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     (j) Lost Certificates. If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement. For the purposes of this Agreement, "person" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, joint venture, company, unincorporated entity or Governmental Entity.

SECTION 2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of Company will be closed and there will be no further registration of transfers of shares of Company Common Stock thereafter on the records of Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason will be converted into the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.4(d).

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as set forth in the disclosure letter delivered by Company to Parent on the date of this Agreement ("Company Disclosure Letter"), Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 3.1 Organization, Qualification, Etc. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. The copies of Company's charter and bylaws which have been made available for inspection by Parent are complete and correct and in full force and effect on the date of this Agreement. Each of Company's Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, limited partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Company has made available for inspection by Parent true and correct copies of the charter and bylaws of each significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act")) ("Significant Subsidiary") and each such organizational document is in full force and effect on the date of this Agreement. All the outstanding shares of capital stock of, or other ownership interests in, Company's Subsidiaries are validly issued, fully paid and nonassessable and are owned by Company, directly or indirectly, free and clear of any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest, not including (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business (iii) all liens approved in writing by Parent or (iv) restrictions on transfer imposed by federal or state securities laws ("Liens"). There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of Company.

For purposes of this Agreement, "Material Adverse Effect" means, when used in connection with Company or Parent, any change or effect that (i) is materially adverse to the business, financial condition or results of operations of such party and its Subsidiaries taken as a whole or (ii) substantially impairs or delays the consummation of the transactions contemplated hereby; provided, however, in either such event, "Material Adverse Effect" will not include any change or effect that results from any legal, financial or other effects on or to Company and its Subsidiaries taken as a whole, Parent and its Subsidiaries taken as a whole, or their respective businesses taken as a whole, that may arise from or are in any way related to: (A) any public or nonpublic discussion initiated by or involving public officials, any announcement, development, action or potential action, settlement, negotiation, legislation, proposed or enacted, judicial decision, order, judgment or change in status of any nature or type, which contemplates, proposes, threatens or results in any voluntary or nonvoluntary cessation of or a legal ban or restrictions on the use of the outdoor advertising services of any person, (including Company, Parent or any of their respective Subsidiaries) by any person or group of persons seeking to advertise tobacco products or products containing alcohol; (B) any economic conditions affecting the outdoor advertising services industry as a whole; and
(C) any economic conditions affecting the radio industry as a whole.

For purposes of this Agreement, "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

For purposes of this Agreement, "Subsidiary" or "Subsidiaries" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

For purposes of this Agreement, with respect to any person, "Knowledge" means the actual knowledge of the executive officers of such person.

SECTION  3.2  Capital  Stock.  The  authorized  stock  of  Company  consists  of
50,000,000 shares of Company Ordinary Common Stock and 11,406,510 shares of Company Class B Stock. As of September 21, 2001, 24,078,472 shares of Company Ordinary Common Stock and 11,020,622 shares of Company Class B Stock were issued and outstanding. All the outstanding shares of Company Ordinary Common Stock and Company Class B Stock have been validly issued and are fully paid and nonassessable. As of September 21, 2001, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Company to issue any shares of its stock other than:

     (a) options or other rights to receive or acquire 612,000 shares of Company Ordinary Common Stock pursuant to the Fifth Amended and Restated Employees Stock Option Plan, as amended and restated in 2001 (the "Employee Stock Option Plan");

     (b) rights to acquire the number of shares of Company Ordinary Common Stock
eligible  to  be  purchased  pursuant  to  the  Non-employee-Directors'   Equity
Compensation Plan; and

     (c) rights to acquire the number of shares of Company Ordinary Common Stock eligible to be purchased pursuant to payroll deductions under Company's Employee Stock Purchase Plan (the "ESPP") for purchase periods ending prior to the Closing Date.

Except for the issuance of shares of Company Ordinary Common Stock pursuant to the options and other rights referred to in Section 3.2(a) and Section 3.2(b) above and except as provided for in Section 5.1(a)(viii), since December 31, 2000, no shares of Company Common Stock have been issued.

SECTION 3.3 Corporate Authority Relative to this Agreement; No Violation. Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Company and, except for the approval of its stockholders, no other corporate proceedings on the part of Company are necessary to authorize this Agreement and the transactions contemplated hereby. As of the date of this Agreement, the Board of Directors of Company has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholders and to recommend to such stockholders that they vote in favor thereof. This Agreement has been duly and validly executed and delivered by Company and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Company is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the approval of its stockholders, carrying out this Agreement, except for any breaches or violations which would not, in the case of any contract provision, license, franchise, permit, order or decree, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable approvals of the Federal Communications Commission (the "FCC") pursuant to the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act"), Section 4043 of ERISA, any other competition, antitrust and investment laws and the securities or blue sky or antitrust laws of the various states, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company; provided that Company makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of Parent or any of its Subsidiaries or facts specifically pertaining to any of them.

SECTION 3.4 Reports and Financial Statements. Since January 1, 1999, Company has timely filed all material reports, registration statements and other filings required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the rules and regulations of the SEC (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) will not apply to the financial statements included in Company SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in Company SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP).

SECTION 3.5 No Undisclosed Liabilities. Neither Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet, except liabilities or obligations (a) reflected in any of the Company SEC Reports filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Reports"), (b) incurred since December 31, 2000 in the ordinary course of business in accordance with past practice or (c) which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

SECTION 3.6 No Violation of Law. The businesses of Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity applicable to them (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws which are dealt with exclusively in Section 3.7) except (a) as described in any of the Company Filed SEC Reports and (b) for violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Company and its Subsidiaries have all permits, licenses and governmental authorizations material to ownership or occupancy of their respective properties and assets and the carrying on of their respective businesses, except for such permits, licenses and governmental authorizations the failure of which to have would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

SECTION 3.7 Environmental Laws and Regulations. The representations and warranties set forth in this Section 3.7 will be the exclusive representations and warranties of Company with respect to the subject matter hereof. Except as described in any of the Company Filed SEC Reports, and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on
Company:

     (a) Compliance with Laws. Company and each of its Subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations currently in effect relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by Company and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof;

     (b) Environmental Actions. Neither Company nor any of its Subsidiaries has received written notice of, nor, to the Knowledge of Company, is Company the subject of, any pending actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or noncompliance with any Environmental Law or that Company or any Subsidiary is a potentially responsible party at any Superfund site or state-equivalent site;

     (c) No Hazardous Substances. To the Knowledge of Company, there are no hazardous or toxic substances or materials (as those terms are defined by applicable Environmental Laws) at a concentration or level which requires remedial action under any Environmental Law at, on, under or in any real property currently or formerly owned or leased by Company or any Subsidiary;

     (d) Material Compliance. To the Knowledge of Company, there are no circumstances that are reasonably likely to prevent or interfere with material compliance with Environmental Laws by Company or its Subsidiaries in the future;

     (e) No Disposal or Release. To the Knowledge of Company, Company and its Subsidiaries have not disposed of or released hazardous or toxic substances or materials (as those terms are defined by applicable Environmental Laws) at a concentration or level which requires remedial action under any Environmental Law at any real property currently owned by or leased to Company or any Subsidiary or at any other real property; and

     (f) No Environmental Indemnification. Neither Company nor its Subsidiaries have agreed in writing to indemnify any predecessor or other party with respect to any environmental liability, other than customary indemnity provisions contained in agreements entered into in the ordinary course of business.

SECTION 3.8 No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements.

     (a) Employee Benefit Plans. Each plan, program, policy, contract, agreement or other arrangement providing for severance, termination pay, stock or stock related awards, change in control, employment agreement, deferred compensation or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated or proposed thereunder ("ERISA") (each a "Benefit Plan") is listed in Section 3.8(a) of the Company Disclosure Letter other than any Benefit Plan which has an annual cost of less than fifty thousand dollars ($50,000). True and complete copies of all
(i) Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto; (ii) the most recent reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Benefit Plan or related trust; (iii) the most recent determination letters received from the Internal Revenue Service, if any, for each Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Benefit Plan; and (v) all material communications to any current, former, or retired employee, officer, consultant, independent contractor, agent or director of Company or any Subsidiary ("Employee") relating to each Benefit Plan have been provided or made available to Parent.

     (b) Compliance. All employee benefit plans covering Employees other than "multiemployer plans" within the meaning of Section 3(37) of ERISA (the "Plans"), to the extent subject to ERISA, are in material compliance with ERISA, the Code, and all other applicable law. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Company has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Company, threatened litigation relating to the Plans. Neither Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

     (c) No Liabilities. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any of them, or a single employer plan of any entity which is considered one employer with Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No "accumulated funding deficiency" as defined in Section 412 of the Code (whether or not waived) has been incurred with respect to any ongoing, frozen or terminated single-employer plan maintained by Company, its Subsidiaries or any ERISA Affiliates that has not been satisfied in full. Neither Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year. Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. The withdrawal liability of Company and its Subsidiaries under each Benefit Plan which is a multiemployer plan to which Company or any of its Subsidiaries has contributed during the preceding 12 months, determined as if a "complete withdrawal" within the meaning of Section 4203 of ERISA had occurred as of the date hereof, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plans or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

     (d) Contributions. All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Company Filed SEC Reports in all material respects.

     (e) Retiree Obligations. Neither Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan.

     (f) No Severance, Acceleration or Violation. The consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans.

     (g) Excess Parachute Payments. Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transactions contemplated by this Agreement (or their termination of service) by any officer, director, employee or independent contractor of Company or any of its
Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

     (h) Non-U.S. Employees. No Benefit Plan has ever been maintained primarily or exclusively for the benefit of Employees who are not citizens or residents of the United States.

     (i) Compliance. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, each of Company and its Subsidiaries (i) has correctly categorized all Employees as either employees or independent contractors for federal tax purposes, and is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees; and (v) has provided Employees with the benefits to which they are entitled pursuant to the terms of all Benefit Plans.

     (j) No Prepayment or Prefunding. Company has not prepaid or prefunded any material welfare plan through a trust, reserve, premium stabilization or similar account, other than pursuant to any insurance contract which does not include a "fund" as defined in Sections 419(e)(3) and (4) of the Code.

SECTION 3.9 Absence of Certain Changes or Events. Except as disclosed in the Company Filed SEC Reports or as required or permitted by this Agreement, since December 31, 2000, the businesses of Company and its Subsidiaries have been conducted in all material respects in the ordinary course and from such date to the date of this Agreement there has not been any event, occurrence, development or state of circumstances or facts that would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Since December 31, 2000, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of Company or its Subsidiaries nor have any such shares been repurchased or redeemed, other than dividends or distributions paid to Company or a Subsidiary.

SECTION 3.10 Investigations; Litigation. Except as described in any of the Company Filed SEC Reports:

     (a) No Governmental Investigation. To the Knowledge of Company, no investigation or review by any Governmental Entity with respect to Company or any of its Subsidiaries which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company is pending nor has any Governmental Entity notified Company in writing of an intention to conduct the same; and

     (b) No Actions. There are no actions, suits or proceedings pending (or, to Company's Knowledge, threatened) against or affecting Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign Governmental Entity which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

SECTION 3.11 Proxy Statement; Registration Statement; Other Information. None of the information with respect to Company or its Subsidiaries to be included in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Company with respect to information supplied in writing by Parent or any Affiliate of Parent specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 3.12   Tax Matters.

     (a)  Company  Group Tax  Returns.  All  federal,  state,  local and foreign returns, reports or similar statements (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax ("Tax Returns") required to be filed by or on behalf of Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Company or any of its Subsidiaries is a member (a "Company Group") have been timely filed or requests for extensions of time to file such returns or reports have been timely filed and granted and have not expired, and all Tax Returns filed are complete and accurate, except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added ("Taxes") due and owing by Company, any Subsidiary of Company or any Company Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. There is no audit examination, deficiency assessment, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Company, any Subsidiary of Company or any Company Group, nor has Company or any Subsidiary of Company filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. All assessments for Taxes due and owing by Company, any Subsidiary of Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid. Neither Company nor any Subsidiary of Company is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which Company or any Subsidiary of Company could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax, except for such agreements as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. As soon as practicable after the public announcement of the Agreement, Company will provide Parent with written schedules of (i) the taxable years of Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failures to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     (b) Tax-Free Reorganization. Neither Company nor any of its Subsidiaries knows of any fact or has taken, or failed to take, any action that could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 3.13 Opinion of Financial Advisor. The Board of Directors of Company has received the opinion of Credit Suisse First Boston dated the date of this Agreement, to the effect that, as of such date, the Conversion Ratio is fair to the holders of Company Ordinary Common Stock from a financial point of view. A copy of the written opinion of Credit Suisse First Boston will be delivered to Parent as soon as practicable after the date of this Agreement.

SECTION 3.14 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (with the holders of Company Ordinary Common Stock and the holders of Company Class B Common Stock voting together as a single class) is required to approve the Merger. No other vote of the stockholders of Company is required by law, the Company Certificate of Incorporation or Bylaws of Company or otherwise in order for Company to consummate the Merger and the transactions contemplated hereby.

SECTION 3.15 Insurance. Company and its Subsidiaries have insurance policies, including without limitation fire, casualty and other liability insurance policies, that are customary for the industry in which it operates and such policies are in full force and effect, except for the failure to have or maintain in full force and effect such policies as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

SECTION 3.16 Real Property; Title; Valid Leasehold Interests. Company has previously provided or made available to Parent a true and complete list of all real property owned by Company or its Subsidiaries which is material to the business of Company and its Subsidiaries taken as a whole. Company or its Subsidiaries have good and marketable title to all such properties except where the failure to have such title would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. With respect to all leases for the use or occupancy of real estate owned by a third party to which Company or a Subsidiary is a party, such leases are in full force and effect as of the date of this Agreement, and no party thereto is in default or breach under any such lease except, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

SECTION 3.17 Collective Bargaining Agreements and Labor. Company has previously provided or made available to Parent all labor or collective bargaining agreements which pertain to a material number of the employees of Company and its Subsidiaries. There are no pending complaints, charges or claims against Company or its Subsidiaries filed with any public or governmental authority, arbitrator or court based upon the employment or termination by Company of any individual, except for such complaints, charges or claims which if adversely determined would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Further, there is no outstanding demand, and to the Knowledge of Company, no threat exists which would reasonably be expected to give rise to a demand, for recognition with respect to any Company employee by any labor organization.

SECTION 3.18   Material Contracts.

     (a) Material Contracts. Neither Company nor any of its Subsidiaries has entered into any contract, agreement or other document or instrument (other than this Agreement) that is currently in effect and requires the remaining payment (regardless of the nature of such payment) over the term of such contract, agreement or other document or instrument (including, without limitation, during any automatic renewal periods) in excess of one million dollars ($1,000,000) (a "Company Material Contract") or any material amendment, modification or waiver under any Company Material Contract (other than any such amendments, modifications or waivers entered into following the date of this Agreement in connection with the transactions contemplated hereby).

     (b) Enforceability of Material Contracts. Each of the Company Material Contracts is valid and enforceable against Company in accordance with its terms, and there is no default under any Company Material Contracts either by Company or any of its Subsidiaries which is a party to such Company Material Contracts or, to the Knowledge of Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Company or, to the Knowledge of Company, any other party thereto. Neither Company nor any Subsidiary of Company has received any written notice of default or termination under any Company Material Contract.

SECTION 3.19 Takeover Statute. The Board of Directors of Company has approved this Agreement and the transactions contemplated hereby (including the execution and delivery of the Voting Agreement) and, such approval constitutes approval of the Merger and the other transactions contemplated hereby (including the execution and delivery of the Voting Agreement) by the Board of Directors of Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the Knowledge of Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

SECTION 3.20 Transactions With Affiliates. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Company Filed SEC Reports, there have been no transactions, agreements, arrangements or understandings between Company or its Subsidiaries, on the one hand, and Company's Affiliates (other than Subsidiaries of Company) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

SECTION 3.21 Intellectual Property. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company:

     (a) Ownership of Intellectual Property. Company and each of its Subsidiaries owns and possesses all right, title and interest in and to, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the operation of its business as currently conducted, all items of such Intellectual Property are valid, subsisting and enforceable, and Company is unaware of any fact which, individually or in the aggregate, could reasonably be determined to detrimentally affect the validity, ownership or enforceability of such items of Intellectual Property;

     (b) No Violation by Company. To Company's Knowledge, the activities of Company and its Subsidiaries, including the operation of Company's business as currently conducted by Company and its Subsidiaries, do not infringe or otherwise violate the Intellectual Property rights of any person and are in accordance in all material respects with any applicable license pursuant to which Company or any Subsidiary acquired the right to use any applicable Intellectual Property;

     (c) No Violation by Third Parties. To the Knowledge of Company, no person is challenging, infringing or otherwise violating any material right of Company or any of its Subsidiaries with respect to any Intellectual Property owned or used by Company or its Subsidiaries;

     (d) No Claims. Neither Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property owned or used by Company and its Subsidiaries and no action is pending in any administrative or judicial proceeding with respect to any Intellectual Property owned by Company and its Subsidiaries;

     (e) No Abandonment. To the Knowledge of Company, no Intellectual Property owned by Company or its Subsidiaries is being used or enforced in a manner that may result in the abandonment, cancellation or unenforceability of such Intellectual Property, except with respect to any such Intellectual Property which Company or any of its Subsidiaries has decided in its reasonable business judgment to abandon or permit to be cancelled;

     (f) No Judgments. To the Knowledge of Company, no item of Intellectual Property owned by Company is subject to any outstanding order, judgment or decree; and

     (g) Definition of Intellectual Property. For purposes of this Agreement, "Intellectual Property" will mean trademarks, service marks, brand names, trade dress, logos, trade names, domain names, corporate names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries, designs and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions, reexaminations or reissues thereof, in any jurisdiction; design registrations and applications, in any jurisdiction; nonpublic information, trade secrets and confidential information (including know-how, technical data, manufacturing and production processes and techniques, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings, computer software, and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

SECTION 3.22 Company FCC Licenses; Operation of Company Licensed Facilities. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company:

     (a) Company and its Subsidiaries have operated the television and radio stations for which Company and any of its Subsidiaries hold licenses from the FCC, in each case which are owned or operated by Company and its Subsidiaries (each a "Company Licensed Facility" and collectively, the "Company Licensed Facilities"), in compliance with the terms of the licenses issued by the FCC to Company and its Subsidiaries (the "Company FCC Licenses"), and in compliance with the Communications Act;

     (b) To the Knowledge of Company, each broadcast television and radio station for which Company or any of its Subsidiaries provides programming or advertising services pursuant to a local marketing or joint sales agreement (each a "Company LMA Facility") and collectively, the "Company LMA Facilities") has been operated in compliance with the terms of the licenses issued by the FCC to the owner of such Company LMA Facility (each a "Company LMA Facility FCC License" and collectively, the "Company LMA Facility FCC Licenses");

     (c) Company has, and each of its Subsidiaries has, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to Company Licensed Facilities and has timely paid all FCC regulatory fees with respect thereto;

     (d) Company and each of its Subsidiaries have, and are the authorized legal holders of, all Company FCC Licenses necessary for or used in the operation of the business of Company Licensed Facilities;

     (e) To the Knowledge of Company, the third parties with which Company or its Subsidiaries have entered into local marketing agreements or joint sales agreements with respect to Company LMA Facilities have, and are the authorized legal holders of, the Company LMA Facility FCC Licenses necessary for or used in the operation of the business of the respective Company LMA Facility to which such local marketing or joint sales agreement relates;

     (f) All Company FCC Licenses and, to the Knowledge of Company, Company LMA Facility FCC Licenses, are validly held and are in full force and effect, unimpaired by any act or omission of Company, any of its Subsidiaries (or their respective predecessors) or their respective officers, employees or agents;

     (g) There is not before the FCC any investigation, proceeding, notice of violation or order of forfeiture relating to any Company Licensed Facility or Company LMA Facility;

     (h) No application, action or proceeding is pending for the renewal of any Company FCC Licenses or, to the Knowledge of Company, Company LMA Facility FCC License, and, to the Knowledge of Company, there is no basis for the FCC not to renew any of Company FCC Licenses or the Company LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the broadcast industry);

     (i) There is not pending and, to the Knowledge of Company, there is not threatened any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of Company FCC Licenses or any of the Company LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the broadcast industry); and

     (j) Neither Company nor any of its Subsidiaries has any applications pending before the FCC.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure letter delivered by Parent and Merger Sub to Company on the date of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub hereby jointly and severally represent and warrant to Company as follows:

SECTION 4.1 Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. The copies of Parent's Articles of Incorporation, as amended, and Amended and Restated Bylaws and Merger Sub's charter and bylaws which have been made available to Company are complete and correct and in full force and effect on the date of this Agreement. Each of Parent's Significant Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse
Effect on Parent. Except as disclosed in Parent Filed SEC Reports, all the outstanding shares of capital stock of, or other ownership interests in, Parent's Significant Subsidiaries and Merger Sub are validly issued, fully paid and nonassessable and are owned by Parent, directly or indirectly, free and clear of all Liens, except for restrictions contained in credit agreements and similar instruments to which Parent is a party. Except as disclosed in the Parent Filed SEC Reports, there are no existing options (except for those set forth in Section 4.2 below), rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of Parent or Merger Sub.

SECTION 4.2 Capital Stock. The authorized capital stock of Parent consists of 1,500,000,000 shares of Parent Common Stock, par value $0.10 per share, and 2,000,000 shares of Class A Preferred Stock, par value $1.00 per share, and 8,000,000 shares of Class B Preferred Stock, par value $1.00 per share (such Class A Preferred Stock and the Class B Preferred Stock together, the "Parent Preferred Stock"). The shares of Parent Common Stock to be issued in the Merger or upon the exercise of Company stock options, warrants, conversion rights or other rights or upon vesting or payment of other Company equity-based awards thereafter will, when issued, be validly issued fully paid and nonassessable. As of September 21, 2001, 597,458,849 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and nonassessable. As of September 21, 2001, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Parent to issue any shares of its capital stock other than options and other rights to receive or acquire an aggregate of up to 65,111,885 shares of Parent Common Stock pursuant to:

(a)      the 1984 Incentive Stock Option Plan of Parent;

(b)      the 1994 Non-Qualified Stock Option Plan;

(c)      Parent Director's Nonqualified Stock Option Plan;

(d)      the 1998 Stock Incentive Plan;

(e)      the 2001 Stock Incentive Plan;

(f)      the 2000 Employee Stock Purchase Plan;

(g) various other option agreements with officers or employees of Parent or Parent's Subsidiaries, option assumption agreements, and incentive compensation grants;

(h) Parent's 2 5/8% Senior Convertible Notes due 2003, convertible into Parent Common Stock;

(i) Parent's 11/2% Senior Convertible Notes due 2002, convertible into Parent Common Stock;

(j)      the warrants of Jacor Communications, Inc. ("Jacor") assumed by Parent;

(k)      Jacor liquid yield option notes due 2001; and

(l)      Jacor liquid yield option notes due 2018.

SECTION 4.3 Corporate Authority Relative to This Agreement; No Violation. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and no other corporate or stockholder proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, the issuance of Parent Common Stock and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Parent nor Merger Sub is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out this Agreement, except for any breaches or violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Exchange Act, the HSR Act, the Communications Act, Section 4043 of ERISA, any non-United States competition, antitrust and investments laws and the securities, blue sky or antitrust laws of the various states, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent; provided that Parent makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of Company or any of its Significant Subsidiaries or facts specifically pertaining to any of them.

SECTION 4.4 Reports and Financial Statements(a). Since January 1, 1999, Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) will not apply to the financial statements included in the Parent SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP).

SECTION 4.5 No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet, except liabilities or obligations (a) reflected in any of the Parent SEC Reports filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Parent Filed SEC Reports"), (b) incurred since December 31, 2000 in the ordinary course of business consistent with past practice or (c) which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

SECTION 4.6 No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except (a) as described in any of the Parent Filed SEC Reports and (b) for violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

SECTION 4.7 Environmental Laws and Regulations. The representations and warranties set forth in this Section 4.7 will be the exclusive representations and warranties of Parent and Merger Sub with respect to the subject matter hereof. Except as described in any of the Parent Filed SEC Reports, and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent:

     (a) Compliance with Laws. Parent and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof;

     (b) Environmental Actions. Neither Parent nor any of its Subsidiaries has received written notice of, nor, to the Knowledge of Parent, is the subject of, any pending actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or noncompliance with any Environmental Law or that Parent or any Subsidiary is a potentially responsible party at any Superfund site or state-equivalent site; and

     (c) Material Compliance. To the Knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with compliance with Environmental Laws by Parent or its Subsidiaries in the future.

SECTION 4.8 Absence of Certain Changes or Events. Except as disclosed in the Parent Filed SEC Reports or as required or permitted by this Agreement, since December 31, 2000, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course and from such date to the date of this Agreement there has not been any event, occurrence, development or state of circumstances or facts that would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Since December 31, 2000, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of Parent nor have any such shares been repurchased or redeemed.

SECTION 4.9 Investigations; Litigation. Except as described in any of the Parent Filed SEC Reports:

     (a) No Governmental Investigations. To the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent is pending nor has any Governmental Entity notified Parent in writing of an intention to conduct the same; and

     (b) No Actions. There are no actions, suits or proceedings pending (or, to Parent's Knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign Governmental Entity which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

SECTION 4.10 Proxy Statement; Registration Statement; Other Information. None of the information with respect to Parent or its Significant Subsidiaries to be included in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied in writing by Company or any Affiliate of Company specifically for inclusion in the Proxy Statement or the Registration Statement. Each of the Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 4.11   Tax Matters.

     (a) Parent Group Tax Returns. All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries is a member (a "Parent Group") have been timely filed or requests for extensions of time to file such returns or reports have been timely filed and granted and have not expired, and all Tax Returns filed are complete and accurate, except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. All Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. There is no audit examination, deficiency assessment, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group, nor has Parent or any Subsidiary of Parent filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group with respect to completed and settled examinations or concluded litigation have been paid. Neither Parent nor any Subsidiary of Parent is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which Parent or any Subsidiary of Parent could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax, except for such agreements as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. As soon as practicable after the public announcement of the Merger Agreement, Parent will provide Company with written schedules of (i) the taxable years of Parent for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Merger Sub is a direct, wholly-owned subsidiary of Parent formed solely for the purpose of effecting the Merger and has conducted no activity and has incurred no liability or obligation other than as contemplated by this Agreement.

     (b) Tax-Free Reorganization. Neither Parent nor any of its Subsidiaries knows of any fact or has taken, or failed to take, any action that could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.1 Conduct of Business by Company or Parent. Prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as consented to in writing by the other parties hereto (which consent will not be unreasonably withheld), as set forth in the Company Disclosure Letter or the Parent Disclosure Letter or as may be permitted pursuant to this Agreement:

     (a) Covenants of Company. Company:

          (i) will, and will cause each of its Subsidiaries to, conduct its operations in all material respects according to their ordinary and usual course of business;

          (ii) will, and will cause each of its Significant Subsidiaries to, use reasonable efforts to (A) preserve intact its business organizations and goodwill, (B) keep available the services of its officers and employees as a group, and (C) maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them;

          (iii) will notify Parent as soon as practicable of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority;

          (iv) will not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

          (v) except for the agreements or arrangements relating to the retention and severance plans and arrangements set forth in Section 3.8(f) of the Company Disclosure Letter, will not, and will not permit any of its Subsidiaries to, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers;

          (vi) will not, and will not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, any acquisition of a material amount of assets or securities, any disposition of assets or securities or any release or relinquishment of any material contract rights, in each case, except in the ordinary course;

          (vii) will not propose or adopt any amendments to its certificate of incorporation or bylaws;

          (viii) will not, and will not permit any of its Subsidiaries to, (A) issue any shares of their capital stock, except upon exercise of rights or options issued pursuant to existing employee incentive or benefit plans, programs or arrangements and nonemployee director plans (including, without limitation, shares issued in connection with stock grants or awards or the exercise of rights or options granted in the ordinary course of business consistent with past practice pursuant to such plans, programs or arrangements) or (B) effect any stock split not previously announced or (C) otherwise change its capitalization as it existed on September 21, 2001, except as contemplated herein;

          (ix) will not, and will not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date of this Agreement, to acquire any shares of its capital stock (other than rights under the ESPP for offering periods beginning after the date of this Agreement or agreements or arrangements entered into as permitted by clause (v) of this Section 5.1(a));

          (x) will not, and will not permit any of its Subsidiaries to, purchase or redeem any shares of its stock or pay any cash bonuses (except for cash bonuses pursuant to agreements or employee incentive or benefit plans, programs or arrangements or non-employee director plans existing on the date of this Agreement or agreements or arrangements entered into as permitted by clause (v) of this Section 5.1(a)); provided, however, Company may adopt a bonus plan as an incentive to employees to remain with Company through and until the Closing Date in an amount to be mutually agreed to by Parent and Company;

          (xi) will not, and will not permit any of its Subsidiaries to, amend the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date of this Agreement (except as required by law or to maintain tax-qualified status), or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements (except for agreements or arrangements entered into as permitted by clause (v) of this Section 5.1(a)); provided, however, Company may change the renewal date on which plan premiums are adjusted under Company's medical and dental plans from November to January;

          (xii) will not, and will not permit any of its Subsidiaries to, incur any additional indebtedness for borrowed money, except for indebtedness (A) in connection with interest payments on any of Company's outstanding public debt, or (B) pursuant to credit facilities, indentures and other arrangements in existence on the date of this Agreement;

          (xiii) will not, and will not permit any of its Subsidiaries to, incur any capital expenditures in excess of five million dollars ($5,000,000), except for amounts budgeted for in Company's capital budgets previously provided to Parent;

          (xiv) will not, and will not permit any of its Subsidiaries to, except with respect to sign location related contracts or leases, sales or advertising contracts or other agreements contemplated by or permitted pursuant to this Agreement, enter into any Company Material Contract;

          (xv) will not, and will not permit any of its Subsidiaries to, enter into an agreement with any Affiliate of Company, any family member of any Affiliate of Company or any stockholder who owns more than 10% of the outstanding capital stock of Company;

          (xvi) will not, and will not permit any of its Subsidiaries to, make any material Tax election or settle or compromise any material Tax liability;

          (xvii) will not, unless required by law, rule or regulation, call any meeting of the stockholders of Company, regardless of whether a special meeting or otherwise, until this Agreement is terminated in accordance with its terms; and

          (xviii) will not, and will not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions in paragraphs (iv)-(xvii) above or take any action which would make any representation or warranty in Article III hereof untrue or incorrect.

     (b) Covenants of Parent. Parent:

          (i) will, and will cause each of its Subsidiaries to, conduct its operations, in all material respects, according to their ordinary and usual course of business; provided, however, that nothing contained in this proviso will limit Parent's ability to authorize or propose, or enter into, an agreement with respect to any acquisitions or to issue any debt or equity securities;

          (ii) will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement;

          (iii) will not authorize or pay any cash dividends on or make any cash distribution with respect to its outstanding shares of stock; and

          (iv) will not, and will not permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions listed in clause (iii) or take any action which would make any representation or warranty in Article IV hereof untrue or incorrect.

SECTION 5.2   Proxy Material; Registration Statement.

     (a) Proxy and Registration Statement. As promptly as practicable after the execution of this Agreement, Company will prepare and file with the SEC a proxy statement relating to the meeting of Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Company's stockholders, the "Proxy Statement") and Parent will prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of Company pursuant to the Merger. Each of Parent and Company will use its reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent will take all or any action required under any applicable federal or state securities laws in connection with the issuance of share of Parent Common Stock in the Merger. Each of Parent and Company will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement will become effective, Company will mail the Proxy Statement to its stockholders. The Proxy Statement will include the recommendation of the Board of Directors of Company in favor of the Merger (subject to Section 5.10 hereof).

     Subject to Section 5.10 hereof, neither the Proxy Statement nor the Registration Statement will be filed with the SEC by, and no amendment or supplement to the Proxy Statement or the Registration Statement will be made by, Parent or Company without the approval of the other party (which approval will not be unreasonably withheld or delayed). Parent and Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) Accuracy of Information Furnished by Parent. The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement will not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Company, (iii) the time of the Company Special Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its officers or directors should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent will promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) Accuracy of Information Furnished by Company. The information supplied by Company for inclusion in the Registration Statement and the Proxy Statement will not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Company, (iii) the time of the Company Special Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any of its officers or directors should be discovered by Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Company will promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

SECTION 5.3 Stockholders' Meeting. Company will, in accordance with applicable law and the Company Certificate of Incorporation and its Bylaws duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, the "Company Special Meeting") of its stockholders for the purpose of approving and adopting the agreement of merger (as such term is used in Section 251 of the DGCL) set forth in this Agreement and approving the Merger, in each case by the holders of a majority of the voting power of the outstanding shares of Company Common Stock (with the holders of Company Ordinary Common Stock and the holders of Company Class B Common Stock voting together as a single class) (the "Company Stockholder Approval"). Company will use its reasonable efforts to cause the Company Special Meeting to occur within seventy five (75) days after the date on which the Registration Statement becomes effective, but not earlier than twenty
(20) business days after the date the Proxy Statement is first mailed to stockholders. Company will include in the Proxy Statement the recommendation of its Board of Directors ("Company Board Recommendation") that its stockholders vote in favor of the Company Stockholder Approval, subject to the right to withdraw, modify or change such recommendation in accordance with Section 5.10 of this Agreement. If, after the Initial Period, the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolves to do any of the foregoing, Company will nevertheless remain obligated to call, give notice of, convene and hold the Company Special Meeting within the time period specified above. Company will (a) cause its transfer agent to make stock transfer records relating to Company available to the extent reasonably necessary to effectuate the intent of this Agreement, and (b) otherwise render reasonable assistance to Parent in the solicitation of proxies by Parent in favor of approval of this Agreement and the Merger; provided, however, Company will not be obligated to take the actions under clause (b) if Company has taken any of the actions contemplated by the second sentence of Section 5.10(d).

SECTION 5.4   Approvals and Consents; Cooperation.

     (a) Approvals and Consents. Company and Parent will together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (i) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

          (ii) promptly prepare and file with the New York Stock Exchange, Inc. (the "NYSE") and such other stock exchanges as will be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Merger or upon exercise of Company stock options, warrants, conversion rights or other rights or vesting or payment of other Company equity-based awards and use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

          (iii) in addition to their respective obligations contained in Section 5.8, cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

          (iv) cooperate with one another in obtaining opinions of Dewey Ballantine LLP, special counsel to Company, and Akin, Gump, Strauss, Hauer, & Feld, L.L.P., counsel to Parent, dated as of the Closing Date, to the effect that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Code. In connection therewith, each of Company and Parent will deliver to Dewey Ballantine LLP and Akin, Gump, Strauss, Hauer, & Feld, L.L.P. such representation letters as reasonably requested by Dewey Ballantine LLP and Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     (b) Cooperation. Subject to the limitations contained in Section 5.2, Company and Parent will each furnish to one another and to one another's counsel all such information as may be reasonably required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

SECTION 5.5 Access to Information; Confidentiality. As permitted by law, Company will afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of Company and its subsidiaries, and during such period, Company will furnish promptly to Parent
(a) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of applicable federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, that Parent will use its reasonable efforts to minimize the disruption to the operations of the business of Company. Notwithstanding anything to the contrary in this Agreement, neither Company nor any or its Subsidiaries will be required to disclose any information to Parent or its authorized representatives if doing so could violate any federal, state, local or foreign law, rule or regulation to which Company or any of its Subsidiaries is subject. Parent will keep such information provided to it by Company confidential in accordance with the terms of the Confidentiality Agreement, dated August 7, 2001, between Parent and Company (the "Confidentiality Agreement").

SECTION 5.6 Affiliates. Company will, prior to the Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all persons who are, at the time of the Company Special Meeting, in Company's reasonable judgment, "affiliates" of Company for purposes of Rule 145 under the Securities Act. Company will make available for inspection such information and documents as Parent may reasonably request for the purpose of reviewing such list. Company will use its reasonable efforts to cause all persons who (a) are, on the date of this Agreement, "affiliates" of Company (for purposes of Rule 145 under the Securities Act) to execute and deliver to Parent not later than ten (10) days prior to the date of the Company Special Meeting, a written agreement substantially in the form attached as Exhibit 5.6, with such modifications as may be appropriate, and (b) become "affiliates" of Company (for purposes of Rule 145 under the Securities Act) after the date of the Company Special Meeting to execute and deliver to Parent not later than five (5) days prior to the Closing Date a written agreement substantially in the form attached as Exhibit 5.6, with such modifications as may be appropriate.

SECTION 5.7   Rights Under Stock Plans.

     (a) Assumption of Options by Parent. At the Effective Time, each outstanding option to purchase shares of Company Common Stock ("Option") granted under the Employee Stock Option Plan or otherwise, which is outstanding immediately prior to the Effective Time, whether or not then exercisable, will vest and become exercisable and will be assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions, mutatis mutandis (including without limitation adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction), as were applicable under such Option or agreement prior to the Effective Time, the number of shares of Parent Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable) at a price per share equal to (i) the aggregate exercise price for Company Common Stock purchasable pursuant to such Option divided by (ii) the Conversion Ratio; provided, that the number of shares of Parent Common Stock that may be purchased upon exercise of any such Option or agreement will not include any fractional share and, upon exercise of such Option or agreement, a cash payment will be made for any fractional share based upon the last sale price per share of Parent Common Stock on the trading day immediately preceding the date of exercise. From and after the Effective Time, Parent and the Surviving Corporation will comply with the terms of the Employee Stock Option Plan and the agreements governing any Options. The adjustments provided herein with respect to any Options that are "incentive stock options" (as defined in Section 422 of the Code) will be effected in a manner consistent with Section 424(a) of the Code.

     (b) Reservation of Shares; Form S-8. Parent will cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options in accordance with this Section 5.7. As promptly as practicable after the Effective Time, Parent will cause Parent Common Stock subject to assumed Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and will use its reasonable efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to occur promptly after the Effective Time and to be maintained for so long as such Options remain outstanding.

     (c) Employee Stock Purchase Plan. Prior to the Closing Date, Company will take all necessary action pursuant to the ESPP to provide that, on the business day prior to the Closing Date (the "Purchase Date"), the ESPP will be terminated and no further offering will be made and that all amounts allocated to each participant's account under the ESPP will thereupon, at the election of the participant either (i) be used to purchase from Company newly-issued whole shares of Company Ordinary Common Stock at a price equal to 90% of the closing price per share of Company Ordinary Common Stock on the first day of the then-current offering period, or on the Purchase Date, whichever is less, or
(ii) refunded to the participant. At the Effective Time, any shares of Company Ordinary Common Stock so purchased will be treated as provided in Section 2.3 of this Agreement.

     (d) Non-employee Directors' Equity Compensation Plan. Prior to the Closing Date, Company will take all necessary action pursuant to its Non-employee Directors' Equity Compensation Plan to provide that, on the Purchase Date, the Non-employee Directors' Equity Compensation Plan will be terminated and that all amounts deferred under the Non-employee Directors' Equity Compensation Plan for the plan quarter in which the Purchase Date occurs will be used to purchase newly-issued whole shares of Company Ordinary Common Stock in accordance with the terms of the Plan as if the Purchase Date was a "Quarter Date" (as defined under the Non-employee Directors' Equity Compensation Plan). At the Effective Time, any shares of Company Ordinary Common Stock so purchased will be treated as provided in Section 2.3 of this Agreement.

SECTION 5.8   Filings; Other Action.

     (a) Governmental Approvals. Subject to the terms and conditions herein provided, Company and Parent will (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and the Communications Act, (ii) use reasonable efforts to cooperate with one another in
(A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and
(iii) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the FCC, the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust, competition or communications laws with respect to the transactions contemplated hereby.

     (b) Other Antitrust Matters. Without limiting the generality of the undertakings pursuant to this Section 5.8, Parent and Company agree to take or cause to be taken the following actions: (i) provide promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of Section 5.8(a)(i) above, file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date of this Agreement, and, if deemed advisable by Parent, thereafter use its reasonable efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act; and
(iii) the proffer by each of Parent and Company of its willingness to (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such assets, categories of assets or businesses of Company or its Subsidiaries or, if deemed advisable by Parent, of Parent or its Subsidiaries,
(B) terminate such existing relationships and contractual rights and obligations of Company, and (C) amend or terminate such existing licenses or other intellectual property agreements and enter into such new licenses or other intellectual property agreements of Company (and, in each case, to enter into agreements with the relevant Government Antitrust Entity with respect thereto) in each case with respect to the foregoing clauses (A), (B) or (C) (each an "Antitrust Divestiture Condition"), if such action is necessary to avoid or prevent any action by any Government Antitrust Entity which would restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement; provided, however, that the consummation of each such action or transaction contemplated by this clause (iii) will be conditioned on consummation of the Merger. Each of Company and Parent will keep the other informed of any material communication (including, without limitation, any meeting, conference or telephonic call) and will provide to the other copies of all correspondence between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this
Section 5.8(b), and each of Company and Parent will permit the other to review any material communication to be given by it to any Government Antitrust Entity. Without limiting the immediately preceding sentence, Company will consult with Parent in advance (to the extent practicable on any call initiated by any Antitrust Government Entity) of any telephonic call, meeting or conference with any Government Antitrust Entity and, to the extent permitted by such Government Antitrust Entity, give Parent the opportunity to attend and participate in such telephonic calls, meetings and conferences. Company agrees to use its reasonable efforts to ensure that all telephonic calls and meetings with a Government Antitrust Entity regarding the transactions contemplated hereby or any of the matters described in this Section 5.8(b) will include representatives of Parent. Except as expressly provided in this Section 5.8(b) (i) no failure by Parent or Company to obtain termination of the waiting period under the HSR Act will be deemed to be a breach hereunder, and (ii) no Antitrust Divestiture Condition imposed or requested by any Governmental Entity will excuse Company or Parent from its obligation to consummate the transactions contemplated hereby, provided that no Antitrust Divestiture Condition is, in Parent's judgment, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or Company and that each Antitrust Divestiture Condition is conditioned upon the consummation of the Merger. Parent will be principally responsible for and in control of the process of dealing with any Government Antitrust Entity with respect to the transactions contemplated hereby, including the timing (subject to the express limitations on timing set forth in this Section 5.8(b)), negotiation and determination of any actions proposed to be taken by Company or Parent or either's respective Subsidiaries. Without limiting the foregoing, with respect to any television or radio stations or outdoor advertising assets owned or operated by Company or any of its Subsidiaries that are identified by Parent, if requested by Parent, Company will provide prospective buyers with customary access and due diligence information, subject to customary confidentiality arrangements reasonably satisfactory to Company, and will enter into divestiture purchase agreements, the consummation of which will be conditioned upon the consummation of the Merger. Notwithstanding the foregoing in this Section 5.8(b), neither of Parent or Company will be required to take any action under this Section 5.8(b) that is inconsistent with applicable law.

     (c) FCC Approvals. Without limiting the generality of the undertakings pursuant to this Section 5.8, Parent and Company agree to take or cause to be taken the following actions: (i) provide promptly to the FCC information and documents requested by the FCC or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, and thereafter use its reasonable efforts to comply with any requests for additional information or documentary material that may be made under the Communications Act; and (ii) the proffer by each of Parent and Company of its willingness to
(A)  sell or  otherwise  dispose  of,  or hold  separate  and  agree  to sell or otherwise dispose of, or transfer to an interim custodian, such assets, categories of assets or businesses of Company or its Subsidiaries or, if deemed advisable by Parent, of Parent or its Subsidiaries, and (B) terminate such existing relationships and contractual rights and obligations of Company and (and, in each case, to enter into agreements with the FCC giving effect thereto) in each case with respect to the foregoing clauses (A) or (B) (each an "FCC Divestiture Condition"), if such action is necessary or reasonably advisable for the purpose of promptly obtaining the FCC's approval of the transactions contemplated by this Agreement; provided, however, that the consummation of each such action or transaction contemplated by this clause (ii) will be conditioned on consummation of the Merger. Each of Company and Parent will keep the other informed of any material communication (including, without limitation, any meeting, conference or telephonic call), and will provide the other copies of all correspondence between it (or its advisors) and the FCC, and each of Company and Parent will permit the other to review any material communication to be given by it to the FCC. Without limiting the immediately preceding sentence, Company will consult with Parent in advance (to the extent practicable on any call initiated by the FCC) of any telephonic call, meeting or conference with, the FCC and, to the extent permitted by the FCC, give Parent the opportunity to attend and participate in such telephonic calls, meetings and conferences. Company agrees to use its reasonable efforts to ensure that all telephonic calls and meetings with the FCC regarding the transactions contemplated hereby or any of the matters described in this Section 5.8(c) will include representatives of Parent. Except as expressly provided in this Section 5.8(c), no FCC Divestiture Condition imposed or requested by the FCC will excuse Company or Parent from its obligation to consummate the transactions contemplated hereby, provided that no FCC Divestiture Condition is, in Parent's judgment, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or Company and that each FCC Divestiture Condition is conditioned upon the consummation of the Merger. Parent will be principally responsible for and in control of the process of dealing with the FCC with respect to the transactions contemplated hereby, including the timing (subject to the express limitations on timing set forth in this Section 5.8(c)), negotiation and determination of any actions proposed to be taken by Company or Parent or either's respective Subsidiaries. Without limiting the foregoing, (i) the FCC applications contemplated herein will include a request for a twelve-month waiver of the FCC's radio-television cross-ownership rule, and (ii) with respect to any television or radio stations owned or operated by Company or any of its Subsidiaries that are identified by Parent, if requested by Parent, Company will provide prospective buyers with customary access and due diligence information, subject to customary confidentiality arrangements reasonably satisfactory to Company, and will enter into divestiture purchase agreements, the consummation of which will be conditioned upon the consummation of the Merger.
Notwithstanding the foregoing in this Section 5.8(c), neither of Parent or Company will be required to take any action under this Section 5.8(c) that is inconsistent with applicable law.

SECTION 5.9 Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers of Company and Parent will use reasonable efforts to take all such necessary action.

SECTION 5.10   No Solicitation.

     (a) No Solicitation. Company agrees that from the date of this Agreement through the Effective Time, it will not, directly or indirectly, nor will it permit any of its Subsidiaries to, nor will it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, Company or any of its Subsidiaries (collectively, the "Company Representatives") to directly or indirectly through another person, solicit or initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any substantive discussions or negotiations regarding, or furnish to any Person any information with respect to any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal; provided, however, that the foregoing will not prohibit Company until the expiration of the Initial Period from furnishing information to or entering into substantive discussions or negotiations with any person that makes an unsolicited bona fide proposal to enter into a business combination with Company pursuant to an Acquisition Proposal which the Board of Directors of Company in good faith determines is a Superior Proposal or which the Board of Directors of Company in good faith determines could reasonably be expected to lead to a Superior Proposal, so long as:

          (i) prior to furnishing any information to, or entering into substantive discussions with, such a person Company provides written and oral notice to Parent to the effect that it is furnishing information to, or entering into substantive discussions with, a person from whom Company will have received an executed confidentiality agreement in form and substance similar to the Confidentiality Agreement prior to furnishing such information;

          (ii) such notice will include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such person;

          (iii) simultaneously with furnishing any nonpublic information to any such person, Company furnishes such nonpublic information to Parent (to the extent that such nonpublic information has not been previously furnished by Company to Parent);

          (iv) Company, its Subsidiaries and Company Representatives are in compliance with the provisions of this Section 5.10 in all material respects;

          (v) such unsolicited bona fide proposal is made by a third party that the Board of Directors of Company determines in good faith has the financial capability to consummate a Superior Proposal; and

          (vi) the Board of Directors of Company, after consulting with outside legal counsel to Company, determines in good faith that such action is consistent with the fiduciary duties of the Board of Directors of Company to stockholders of Company under applicable law.

     Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in Section 5.10(a)(i)-(vi) by any Company Representative will be deemed to be a breach of this Section 5.10 by Company. For purposes of this Agreement, (A) "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (whether or not in writing and whether or not delivered to Company's stockholders generally), from any person relating to any
(i) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Company and its Subsidiaries taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole (each, a "Material Subsidiary"), (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of Company or of any of its Material Subsidiaries, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving Company or any of its Material Subsidiaries, other than the transactions contemplated by this Agreement and (B) "Superior Proposal" means an Acquisition Proposal which the Board of Directors of Company in good faith determines (after consultation with a financial advisor of nationally recognized reputation and after taking into account all factors deemed relevant by the Board of Directors of Company, including but not limited to timing, breakup fees, expense reimbursement provisions, type of consideration and conditions to consummation) that the consideration to the then holders of Company Common Stock is superior from a financial point of view to the consideration provided for in this Agreement.

     (b) Notification. Company will notify Parent in writing of the fact that it received inquiries, offers or proposals with respect to an Acquisition Proposal within 24 hours after Company obtains Knowledge of the receipt thereof and Company will use all reasonable efforts to inform Parent promptly of all material developments with respect to the status and the terms of any such substantive discussions or negotiations (including without limitation the identity of the person with whom such substantive discussions are being held) and uses its reasonable efforts to provide Parent copies of such written proposals and any material amendments or revisions thereto or material correspondence related thereto. Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other person that have been conducted heretofore with respect to a potential Acquisition Proposal. Company agrees to inform Company Representatives of the obligations undertaken in this Section 5.10; provided, however, that nothing contained in this Agreement will prevent the Board of Directors of Company from referring any third-party to this Section 5.10.

     (c) No Release or Waiver or Approval. Company agrees not to (i) release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Company or any of its Subsidiaries is a party, and will use its reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent, and (ii) approve of any "Business Combination" or any transaction in which a person or entity becomes an "interested stockholder" of Company (in each case, as defined in Section 203 of the DGCL) other than such approval (A) given in connection with the Merger or (B) which by its terms becomes effective only upon the termination of this Agreement in compliance with the terms of Section 7.1(i).

     (d) No Action to be Taken. Except as expressly permitted by this Section 5.10, neither the Board of Directors of Company nor any committee thereof will
(i) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of the Merger or this Agreement or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Company's stockholders under applicable law, the Board of Directors of Company may take any action otherwise prohibited by the immediately preceding sentence.

     (e) Compliance with Exchange Act and Disclosure Obligations. Nothing contained in this Section 5.10 will prohibit Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act, from engaging in discussions with any person for the sole purpose of clarifying a bona fide unsolicited proposal or from making any disclosure to Company's stockholders if, in the good faith judgment of the Board of Directors of Company, after consultation with outside counsel, failure to so discuss or disclose would be inconsistent with its or the Board of Directors' obligations under applicable law.

SECTION 5.11   Director and Officer Liability.

     (a) Survival of Indemnification. Parent, Merger Sub and Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee as provided in the Company Certificate of Incorporation, Bylaws of Company or any Indemnity Agreement will survive the Merger and continue in full force and effect. To the extent permitted by (i) the DGCL, or
(ii) the Company Certificate of Incorporation and the Bylaws of Company, advancement of Indemnitee Expenses pursuant to this Section 5.11 will be mandatory rather than permissive and the Surviving Corporation and Parent will advance Indemnitee Costs in connection with such indemnification. Parent will, and will cause the Surviving Corporation to, expressly assume and honor in accordance with their terms any agreement providing for indemnification by Company or any Subsidiary of Company of any Indemnitee previously made available for inspection by Parent in effect on the date of this Agreement (including any indemnity provisions contained in any agreement providing for the registration of securities) (each, an "Indemnity Agreement").

     (b) Indemnification by Parent and Surviving Corporation. In addition to the other rights provided for in this Section 5.11 and not in limitation thereof, from and after the Effective Time, Parent will, and will cause the Surviving Corporation to, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors or employees of Company or any of its Subsidiaries, and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (collectively, the "Indemnitees") against all losses, Indemnitee Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "Indemnitee Costs") in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director, officer or employee of Company or any of its Subsidiaries and arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim") and (ii) advance to such Indemnitees all Indemnitee Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided, that, the person to whom Indemnitee Expenses are to be advanced would be required to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Parent or the Surviving Corporation. Parent will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld or delayed). Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees. For the purposes of this Section 5.11, "Indemnitee Expenses" will include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

     (c) Binding Effect on Successors and Assigns. Notwithstanding any other provisions hereof, the obligations of Company, the Surviving Corporation and Parent contained in this Section 5.11 will be binding upon the successors and assigns of Parent and the Surviving Corporation. In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or (ii) transfers all or substantially all of its properties or assets to any person, then, and in each case, proper provision will be made so that successors and assigns of Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.11.

     (d) Termination or Modification of Indemnification Obligations. The obligations of Company, the Surviving Corporation, and Parent under this Section
5.11 will not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.11 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.11 applies will be third party beneficiaries of this Section 5.11).

     (e) Advancement of Indemnitee Expenses. Parent will, and will cause the Surviving Corporation to, advance all Indemnitee Expenses to any Indemnitee incurred by enforcing the indemnity or other obligations provided for in this
Section 5.11.

     (f) Continuation of Insurance Policy. For a period of six years after the Effective Time, Parent will cause to be maintained in effect the current directors and officers liability insurance policies maintained by Company (provided that Parent may substitute policies of at least the same coverage with other terms and conditions that are no less advantageous to the Indemnitee, and provided further that the annual premiums to be paid with respect to the maintenance of such policies during such six year period will not exceed one hundred fifty percent (150%) of the annual premium paid by Company for such policies as of the date of this Agreement with respect to claims arising from facts or events that occurred prior to the Effective Time.

SECTION 5.12 Accountants' "Comfort" Letters. Company and Parent will each use reasonable efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the effective date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

SECTION 5.13 Additional Reports. Company and Parent will each furnish to the other copies of any reports which it files with the SEC on or after the date of this Agreement, and Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing will not apply to the financial statements contained therein (which are covered by the following sentence). Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that such financial statements will not include all of the notes required by GAAP).

SECTION 5.14 Plan of Reorganization. This Agreement constitutes a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto will use its reasonable efforts to cause the Merger to qualify, and will not take, or fail to take, any action or cause, or fail to cause, any action to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their Affiliates will take, or fail to take, any action or cause, or fail to cause, any action to be taken which could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

SECTION 5.15 Conveyance Taxes; Fees. Each of Parent and Company, respectively, will timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees not including any income tax, gross receipt tax or any similar tax measured with respect to gross or net income
(collectively, the "Conveyance Taxes") imposed on it at or prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith. Parent and Company will cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any such Conveyance Taxes.

SECTION 5.16 Public Announcements. Unless otherwise required by applicable law or the requirements of any listing agreement with any applicable stock exchange, Parent and Company will each use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated by this Agreement and will not issue any such press release or make any such public statement prior to such consultation.

SECTION 5.17 Employee Benefits. Until December 31 of the calendar year in which the Closing occurs, Parent will provide or cause to be provided to the current employees of Company (the "Current Employees") benefits that are comparable in the aggregate (other than plans or benefits providing for the issuance of Company stock) to the benefits currently provided to the Current Employees, and thereafter will provide the Current Employees with benefits comparable to those provided to similarly-situated employees of Parent. From and after the Closing Date, Parent will recognize any prior service of Current Employees as of the Closing Date for all purposes other than benefit accrual under Parent benefit plans and Parent's benefits arrangements in which they become participants. Notwithstanding the foregoing, Parent will credit any prior service of the Current Employees with Company or its Subsidiaries (to the extent credited by Company and its Subsidiaries) for purposes of level of benefits under Parent vacation pay plans in which they become participants. Parent and Company agree that where applicable with respect to any medical or dental benefit plan of Parent, Parent will waive, with respect to any Current Employees, any pre-existing condition exclusion and actively-at-work requirements, to the extent such exclusion or requirement would not have applied under the applicable plan of Company or any of its subsidiaries. Following the Closing Date, Parent will cause the Surviving Corporation to discharge all obligations under the retention and severance plans and agreements to be entered into as set forth in
Section 3.8(f) of the Company Disclosure Letter.

SECTION 5.18   Transaction Expenses and Termination Fee.

     (a) Expense Allocation. Except as provided in Section 5.18(c), all Transaction Expenses incurred by the parties hereto will be borne solely and entirely by the party that incurred such Transaction Expenses.

     (b) Definition. "Transaction Expenses" as used in this Agreement will include all reasonable, actual and documented out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants and investment bankers to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement, the solicitation of stockholder approval, requisite HSR Act filings and all other matters related to the consummation of the transactions contemplated hereby.

     (c) Payment of Transaction Expenses and Termination Fee. Company agrees that, if:

          (i) Company or Parent terminates this Agreement pursuant to Section 7.1(f);

          (ii) (A) Parent terminates this Agreement  pursuant to Section 7.1(g),
     (B) at any time after the date of this Agreement an Acquisition Proposal will have been publicly announced and (C) within fifteen (15) months of the termination of this Agreement, Company enters into a definitive agreement with any third party with respect to a transaction similar to an Acquisition Proposal or any such transaction is consummated;

          (iii) Parent terminates this Agreement pursuant to Section 7.1(h); or

          (iv) Company terminates this Agreement pursuant to Section 7.1(i);

     then Company will pay by wire transfer of immediately available funds to Parent a termination fee in an amount equal to seventeen million, two hundred fifty thousand dollars ($17,250,000) (the "Termination Fee") plus the actual and documented Transaction Expenses of Parent up to seven million, five hundred thousand dollars ($7,500,000). For purposes of Section 5.18(c)(ii) only, "Acquisition Proposal" will have the meaning otherwise assigned to the term "Acquisition Proposal," except that the references to "15%" in such definition will be deemed to be references to "50%."

     (d) Payment of Transaction Expenses. Company agrees that, if Parent rightfully terminates this Agreement pursuant to Section 7.1(d), then Company will pay by wire transfer of immediately available funds to Parent the actual and documented Transaction Expenses of Parent up to seven million, five hundred thousand dollars ($7,500,000). The payment of the Transaction Expenses under this Section 5.18(d) will not relieve any party of any liability or damages resulting from any breach by that party of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, however, that Company may offset the amount of any such liability or damages payable by Company by an amount equal to the Transaction Expenses actually paid by Company to Parent pursuant to this Section 5.18(d).

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

SECTION 6.1 Conditions to the Obligations of each Party. The obligations of Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Registration Statement. The Registration Statement will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued by the SEC and no proceeding for that purpose will have been initiated by the SEC.

     (b) Company Stockholder Approval. This Agreement will have been approved by the requisite affirmative vote of the stockholders of Company in accordance with the Company Certificate of Incorporation and the DGCL.

     (c) No Injunction or Restraint. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order will have been enacted, entered or enforced by government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign ("Governmental Entity") which prohibits the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity will have been commenced (and be pending) against Company or Parent or any of their respective Affiliates, partners, associates, officers or directors, or any officers or directors of such partners, seeking to prevent or delay the transactions contemplated hereby or challenging any of the material terms or provisions of this Agreement or seeking material damages in connection therewith.

     (d) Consents. All consents and approvals (other than any consent or approval required pursuant to or in connection with antitrust laws, including the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, or the Communications Act) of Governmental Entities or any person necessary for consummation of the transactions contemplated hereby will have been obtained, other than those which, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act will have expired or been terminated.

     (f) Communications Act. All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby will have been obtained or made, whether or not any appeal or request for reconsideration of such order is pending, or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired; provided, however, Parent may elect to consummate the Merger on an initial order from the FCC.

     (g) Stock Exchange Listing. The shares of Parent Common Stock to be issued in the Merger will have been authorized for listing on the NYSE, subject to official notice of listing.

SECTION 6.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

     (a) Performance of Covenants; Accuracy of Representations and Warranties. Company will have performed in all material respects its obligations under this Agreement (which for purposes of Section 5.1(a)(xiv) will be deemed to be Company Material Contracts not in excess of five million dollars ($5,000,000) in the aggregate) required to be performed by it at or prior to the Effective Time and the representations and warranties of Company contained in this Agreement, to the extent qualified with respect to materiality will be true and correct in all respects, and to the extent not so qualified will be true and correct in all material respects (which for purposes of Section 3.18 will be deemed to be Company Material Contracts not in excess of ten million dollars ($10,000,000) in the aggregate), in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Parent will have received a certificate of an executive officer of Company as to the satisfaction of this condition;

     (b) No Material Adverse Change. From the date of this Agreement through the Effective Time, no event, development or condition has occurred which, in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect on Company.

     (c) Tax Opinion. Parent will have received an opinion of its tax counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., in form and substance reasonably satisfactory to it, and dated on the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Akin, Gump, Strauss, Hauer & Feld, L.L.P. may rely upon reasonably requested representation letters of Company and Parent and upon certain facts and customary assumptions set forth in the opinion.

SECTION 6.3 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger are subject to the satisfaction or waiver by Company on or prior to the Closing Date of the following further conditions:

     (a) Performance of Covenants; Accuracy of Representations and Warranties. Each of Parent and Merger Sub will have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Merger Sub contained in this Agreement, to the extent qualified with respect to materiality will be true and correct in all respects, and to the extent not so qualified will be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Company will have received a certificate of an executive officer of each of Parent and Merger Sub as to the satisfaction of this condition;

     (b) No Material Adverse Change. From the date of this Agreement through the Effective Time, no event, development or condition has occurred which, in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect on Parent.

     (c) Tax Opinion. Company will have received an opinion of its special tax counsel, Dewey Ballantine LLP, in form and substance reasonably satisfactory to it, and dated on the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Dewey Ballantine LLP may rely upon reasonably requested representation letters of Company and Parent and upon certain facts and customary assumptions set forth in the opinion.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1 Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of
Company:

     (a) by the mutual written consent of Company and Parent;

     (b) by either Company or Parent, if the Effective Time will not have occurred on or before the date one year after the date of this Agreement; provided, that the party seeking to terminate this Agreement pursuant to this
Section 7.1(b) will not have breached in any material respect its obligations under this Agreement in any manner that will have proximately contributed to the failure to consummate the Merger on or before such date.

     (c) by Company, if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty business days following receipt by Parent of notice of such breach;

     (d) by Parent, if there has been a material breach by Company of any representation, warranty (which for purposes of Section 3.18 will be deemed to be Company Material Contracts in excess of ten million dollars ($10,000,000) in the aggregate), covenant or agreement (which for purposes of Section 5.1(a)(xiv) will be deemed to be Company Material Contracts in excess of five million dollars ($5,000,000) in the aggregate) set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty business days following receipt by Company of notice of such breach;

     (e) by either Company or Parent, if (i) there is a law, rule or regulation that makes the consummation of the Merger illegal or otherwise prohibited or
(ii) any judgment, injunction, order or decree of a court or other Governmental Entity of competent jurisdiction is entered that permanently restrains, enjoins or otherwise prohibits either Company or Parent from consummating the Merger and such judgment, injunction, order or decree will have become final and nonappealable;

     (f) by either Company or Parent, if the Company Stockholder Approval referred to in Section 5.3 will not have been obtained by reason of the failure to obtain the required vote at the Company Special Meeting or at any postponement or adjournment thereof;

     (g) by Parent, if: (i) the Board of Directors of Company will have failed to recommend that Company's stockholders vote to adopt this Agreement, or will have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) Company will have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board of Directors of Company has determined and believes that the Merger is in the best interests of Company's stockholders; (iii) the Board of Directors of Company fails to publicly reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is in the best interests of Company's stockholders, within ten business days after Parent reasonably requests in writing that such recommendation or determination be reaffirmed; (iv) the Board of Directors of Company will have approved, endorsed or recommended any Acquisition Proposal; (v) Company will have entered into any letter of intent, acquisition agreement or similar agreement relating to any Acquisition Proposal;
(vi) a tender or exchange offer relating to any shares of the Company Common Stock will have been commenced and Company will not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Company fails to issue a press release that reaffirms the Company Board Recommendation within ten business days after such Acquisition Proposal is announced or (viii) Company or any of its Subsidiaries or any Company Representative will have violated in a material respect the restrictions set forth in Section 5.10;

     (h) by Parent, if Company will have failed to hold the Company Special Meeting within seventy-five (75) days after the Form S-4 Registration Statement is declared effective under the Securities Act; provided that such failure is not due to circumstances beyond the reasonable control of Company, including, without limitation, the existence of any statute, rule, regulation, executive order, decree, preliminary injunction or restraining order enjoining, preventing, prohibiting or delaying the Company Special Meeting; and

     (i) by Company, but only until the expiration of the Initial Period, if the Board of Directors of Company (i) has received a Superior Proposal and (ii) after consultation with outside legal counsel to Company, determines in good faith that such action is consistent with the fiduciary duties of the Board of Directors to Company's stockholders under applicable law, but only after 72 hours following Parent's receipt of written notice advising Parent that the Board of Directors of Company is prepared to do so, and only if, during such 72-hour period, Company and its advisors will have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the parties to proceed with the transactions contemplated herein on such adjusted terms.

     For purposes of this Agreement, "Initial Period" means a period commencing on the day following the date of this Agreement and ending at 5:00 p.m. Dallas, Texas time on the thirtieth (30th) calendar day after such commencement; provided, however, that such period will be extended (and all such extensions occurring in accordance herewith being deemed within the definition of Initial Period) (i) for a period of up to ten (10) additional business days after the date of delivery by Company to Parent of the notice specified in Section 5.10(a)(i), so that at least ten (10) business days elapse between the delivery by Company of the notice specified in Section 5.10(a)(i) and the expiration of the Initial Period (exclusive of the extensions provided in clauses (ii) and (iii) of this definition); (ii) during the 72 hour period referred to in Section 7.1(i); and (iii) if, during the 72 hour period referred to in Section 7.1(i), Parent and Company have agreed to proceed with the transactions contemplated herein on adjusted terms, for a period of up to 72 hours from the time of such agreement.

         The party desiring to terminate this Agreement pursuant to this Section
7.1 will give written notice of such termination to the other party, specifying the provision pursuant to which such termination is effected.

SECTION 7.2 Effect of Termination.  If this Agreement is terminated  pursuant to
Section 7.1, then this Agreement will become void and have no effect with no liability or obligation on the part of Parent, Merger Sub or Company, except that (a) the agreements contained in the last sentence of Section 5.5 (Access to Information; Confidentiality), Section 5.15 (Public Announcements), Section 5.18 (Transaction Expenses and Termination Fee), this Section 7.2 (Effect of Termination) and Article VIII (General Provisions) will survive the termination hereof and (b) no such termination will relieve any party of any liability or damages resulting from any breach by that party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

SECTION 8.1 Nonsurvival of Representations and Warranties; Survival of Certain Covenants. Except as provided in the immediately following sentence, none of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This Section 8.1 will not limit in any manner whatsoever any covenant or agreement of the parties the terms of which contemplate performance after the Effective Time. Nothing contained in this Section 8.1 will relieve any party from liability for any willful breach of this Agreement.

SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as will be specified by like notice):

     (a) if to Company, to:

                           The Ackerley Group, Inc.
                           1301 Fifth Avenue, Suite 4000
                           Seattle, Washington  98101
                           Attention: Christopher H. Ackerley
                           Facsimile No.:  (206) 623-7853

                           with a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention:  Morton A. Pierce, Esq.
                           Facsimile No.: (212) 259-6333

     (b) if to Parent or Merger Sub, to:

                           Clear Channel Communications, Inc.
                           200 East Basse Road
                           San Antonio, Texas  78209
                           Attention:  Randall T. Mays
                           Facsimile No.:  (210) 805-0734

                           with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue
                           Suite 4100
                           Dallas, Texas 75201
                           Attention: J. Kenneth Menges, Jr., P.C.
                           Facsimile No.: (214) 969-4343

SECTION 8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (provided, however, that the provisions of the Confidentiality Agreement will remain valid and in effect) and, except for the provisions of Article II (Effect of the Merger), Section 5.7 (Rights Under Stock Plans) and Section 5.11 (Director and Officer Liability) is not intended to confer upon any person other than the parties any rights or remedies hereunder.

SECTION 8.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment will relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.6 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

SECTION 8.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

SECTION 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

SECTION 8.9 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

SECTION 8.10 Finders or Brokers. Except for Credit Suisse First Boston with respect to Company, a copy of whose engagement agreement has been or will be provided to Parent, and Salomon Smith Barney with respect to Parent, a copy of whose engagement agreement has been or will be provided to Company, neither Company nor Parent nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

SECTION 8.11 Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of Company and Parent; provided, however, that after such stockholder approval there will not be made any amendment that by law requires further approval by the stockholders of Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 8.12 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.11, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

SECTION 8.13 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement or other action attributed to the Board of Directors pursuant to Section 7.1, an amendment of this Agreement pursuant to
Section 8.11 or an extension or waiver pursuant to Section 8.12 will, in order to be effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.





                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    CLEAR CHANNEL COMMUNICATIONS, INC.


                                    By: /s/ Randall T. Mays
                                       ---------------------------------------
                                    Name:    Randall T. Mays
                                    Title:   Executive Vice President and
                                             Chief Financial Officer



                                    CCMM SUB, INC.


                                    By: /s/ Randall T. Mays
                                       ---------------------------------------
                                    Name:    Randall T. Mays
                                    Title:   Executive Vice President and
                                             Chief Financial Officer



                                    THE ACKERLEY GROUP, INC.


                                    By: /s/ Christopher H. Ackerley
                                       ---------------------------------------
                                    Name:    Christopher H. Ackerley
                                    Title:   President

                                   EXHIBIT 5.6


                           Form of Affiliate Agreement


Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX  78209

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 5, 2001 among Clear Channel Communications, Inc., a Texas corporation ("Parent"), CCMM Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Ackerley Group, Inc., a Delaware corporation ("Company"), pursuant to which Merger Sub will be merged with and into Company (the "Merger").

     The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Company for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned is delivering this letter of undertaking and commitment pursuant to
Section 5.6 of the Merger Agreement.

     With respect to the shares of common stock, par value $0.10 per share, of Parent as may be received by the undersigned pursuant to the Merger Agreement (the "Shares"), the undersigned represents to and agrees with Parent that:

     A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

     B. The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Shares to the extent the undersigned felt necessary with the undersigned's counsel or counsel for Company.

     C. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an "affiliate" of Company at the time the Merger is submitted to a vote of the stockholders of Company, any public reoffering or resale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Act of the Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

     D. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Shares by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned to be made in compliance with an exemption from such registration.

     E. The undersigned also understands that, if Parent should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to Parent's transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitution therefor, a legend stating in substance:

         "The securities represented by this certificate were issued in a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), and may be sold, transferred or otherwise disposed of only upon receipt by the Corporation of an opinion of counsel acceptable to it that the securities are being sold in compliance with the limitations of Rule 145 or that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     F. It is understood and agreed that the legend set forth in paragraph E above will be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act or (ii) Parent has received either an opinion of counsel, which opinion will be reasonably satisfactory to Parent, or a "no-action" letter obtained by undersigned from the staff of the Securities and Exchange Commission (the "Commission"), to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to undersigned.

     G. The undersigned understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Merger Sub and Company and will be relied upon by such entities and their respective counsel and accountants.

     H. The undersigned understands and agrees that this letter will apply to all shares of the capital stock of Parent and Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

     Any notices or any other communications in connection herewith will be in writing and will be given to Parent at Parent's address on the first page of this letter and to the undersigned at the address set forth below the undersigned's name; or to such other address or person as Parent will furnish to the undersigned in writing or that the undersigned will furnish to Parent in writing in accordance with the provisions of this paragraph; and will be deemed to have been duly received if so given (i) if delivered in person or by courier, upon actual receipt by the intended party, (ii) if sent by telecopy or facsimile transmission, when the confirmation is received, or (iii) if sent by mail, upon five days after such notice or other communication is deposited in the mail.

     This letter will be governed by the laws of the State of Delaware regardless of applicable principles of conflicts of laws. This letter will be binding upon the undersigned and Parent and their respective successors and assigns. This letter is the complete agreement between the undersigned and Parent concerning the subject matter hereof. In the event that any signature hereto is delivered by facsimile transmission, such signature will create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof. If the Merger Agreement is terminated in accordance with its terms prior to the Effective Time (as defined in the Merger Agreement), then the legal effect of this letter will thereupon automatically terminate.

     Execution of this letter will not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Company for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.

                                            Very truly yours,




                                            Name:
                                                 -----------------------------
                                            Address:
                                                    --------------------------



Agreed to and accepted:

CLEAR CHANNEL COMMUNICATIONS, INC.


By:
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Name:
     ------------------------------------------------
Title:
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